UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – April 26, 2007

MTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

New York	0-22122	13-3354896
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 High Ridge Road, Stamford, CT	06905
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code –	203-975-3700

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “company” refer to MTM Technologies, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.

This Form 8-K/A amends the Current Report on Form 8-K filed by the Company on April 12, 2007 .

ITEM 1.01  Entry into a Material Definitive Agreement

(1)   Consulting Service Agreement

In March, 2007, the Company and Francis J. Alfano (“Mr. Alfano”) reached an agreement in principle regarding the Mr. Alfano’s departure as Chief Executive Officer of the Company. On April 12, 2007 the Company reported, among other things, that Mr. Alfano would be departing in the near term to pursue other opportunities and that simultaneously with his departure as Chief Executive Officer, Mr. Alfano would also resign from the Board of Directors.

In furtherance of these transactions, we entered into a definitive Consulting Service Agreement on April 26, 2007 (the “Consulting Service Agreement”) with Mr. Alfano and Tory Ventures LLC (the “Consultant”). Mr. Alfano is the sole member of the Consultant. The Consulting Service Agreement commences on April 26, 2007 and terminates on June 30, 2009. For services rendered under this Consulting Service Agreement, the Company will pay Consultant (i) a signing bonus of $58,333.33 on May 15, 2007 in accordance with the normal payroll practices of the Company and (ii) fees at the rate of $29,166.67 per month, payable in arrears in twice monthly payments with the initial payment on May 15, 2007 in accordance with the normal payroll practices of the Company, provided that a lump sum payment on March 31, 2008 shall be made which shall include fees from April 1, 2008 through March 31, 2009. No fee is payable with respect to services under the Consulting Service Agreement until June 30, 2009. Upon a change of control of the Company all compensation under the Consulting Service Agreement shall become immediately due and payable; provided, however, that the March 31, 2008 payment shall, in no event be paid to Consultant prior to the date that is six months following the date of the Consulting Service Agreement.

The above description of the Consulting Service Agreement is qualified in its entirety by reference to the terms of such agreement attached hereto as Exhibit 10.1.

(2)   Agreement and General Release

In connection the Consulting Services Agreement, we also entered into an Agreement and General Release Agreement on April 26, 2007 (the “Release Agreement”) with Mr. Alfano whereby Mr. Alfano’s employment with the Company was terminated as of April 26, 2007. In connection with the termination of Mr. Alfano’s employment, and the agreements made in the Consulting Services Agreement and the Release Agreement, both parties agreed to release each other as provided in the Release Agreement.

The above description of the Release Agreement is qualified in its entirety by reference to the terms of such agreement attached hereto as Exhibit 10.2.

ITEM 1.02.  Termination of a Material Definitive Agreement

Effective April 26, 2007, the Employment Agreement, dated June 28, 2006, between the Company and Mr. Alfano has been terminated. The Company entered into a Consulting Services Agreement and a Release Agreement with Mr. Alfano. Reference is made to Item 1.01 of this report for a description of the Consulting Services Agreement and the Release Agreement.

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment  of Principal Officers

Effective April 26, 2007, Mr. Alfano is no longer the Chief Executive Officer of the Company nor a director of the Company.

ITEM 9.   Financial Statements and Exhibits

9.01         Financial Statements and Exhibits

(c)   Exhibits

Exhibit 10.1  Consulting Service Agreement

Exhibit 10.2.  Release Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTM TECHNOLOGIES, INC. (Registrant)
By:	/s/ Jay Braukman
Jay Braukman, Senior Vice President and Chief Financial Officer

May 1, 2007

EXHIBIT INDEX

Exhibit

Exhibit 10.1  Consulting Service Agreement

Exhibit 10.2  Release Agreement